Exhibit 4.13

Northshore No 3 Pty Ltd (as trustee)

James Hardie Australia Pty Limited

James Hardie Industries SE

DEED OF PARTIAL SURRENDER

AND VARIATION OF LEASE

COOPER GRACE WARD

Lawyers

Level 21, 400 George Street

Brisbane Qld 4000

T 61 7 3231 2444

F 61 73221 4356

W www.cgw.com.au

DEED OF PARTIAL SURRENDER AND VARIATION OF LEASE

PARTIES

Northshore	NORTHSHORE NO 3 PTY LTD ACN 154 082 961 (AS TRUSTEE UNDER INSTRUMENT 714227876)

JH	JAMES HARDIE AUSTRALIA PTY LIMITED ACN 084 635 558

Guarantor	JAMES HARDIE INDUSTRIES SE ARBN 097 829 895 (formerly James Hardie Industries N. V)

BACKGROUND

A.	Northshore is the owner of the Premises.

B.	JH leases the Premises from Northshore under the Lease.

C.	The Guarantor has provided a guarantee and indemnity in relation to the performance by JH of its obligations under the Lease.

D.	JH wishes to surrender the Lease over the part of the Premises identified as the Surrender Area as and from the Surrender Date, subject to the terms and conditions of this document.

E.	Northshore, JH and the Guarantor wish to vary the Lease.

AGREEMENTS

1.	INTERPRETATION

Definitions

1.1	In this document:

Competitor GST	has the same meaning as in the Lease. has the same meaning as in the GST Act.

GST Act	means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Lease	means registered lease number 706009769 (dated 6 November 1998), as amended by registered amendment 706009780 (dated 30 October 2000) and as further amended by registered amendment 707678947 (dated 17 March 2004).

Outgoings	has the same meaning as in the Lease.

Premises	has the same meaning as in the Lease

Deed of partial surrender and variation of lease	1

Surrender Area	means the areas identified as Lot 2 on RP34121 and Lot 27 on RP34120, County of Stanley, Parish of Toombul (title reference 15944054).

Surrender Date	means 31 July 2012

Taxable Supply	has the same meaning as in the GST Act.

Tax Invoice	has the same meaning as in the GST Act.

Construction

1.2	In this document:

(a)	words in the singular include the plural and vice versa;

(b)	words indicating any gender indicate the appropriate gender;

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	a reference to a person is to be construed as a reference to an individual, body corporate, unincorporated association, partnership, joint venture or government body;

(e)	references to any document (including this document) include references to the document as amended, consolidated, supplemented, novated or replaced;

(f)	a reference to a statute includes a reference to or citation of all enactments amending or consolidating the statute and to an enactment substituted for the statute;

(g)	monetary references are references to Australian currency;

(h)	the Schedule and Annexures form part of this document;

(i)	a reference to an Item is a reference to an Item in the Schedule to this document; and

(j)	headings are included for convenience only and do not affect interpretation of this document.

2.	PARTIAL SURRENDER OF LEASE

2.1	Subject to the terms of this document Northshore, JH and the Guarantor agree that the Surrender Area is surrendered as and from the Surrender Date.

2.2	Unless specified otherwise in this document, JH must deliver up vacant possession of the Surrender Area on the Surrender Date.

2.3	Unless otherwise specified in this document, JH is liable to comply with all of the terms and conditions and all of its obligations contained in the Lease in respect of the Surrender Area up to and including the Surrender Date. The surrender of the Lease over the Surrender Area does not affect or extinguish the right of Northshore to recover any money owing to it or otherwise to enforce any other right it may have under the Lease in respect of breach by JH in respect of the Surrender Area before the Surrender Date.

Deed of partial surrender and variation of lease	2

2.4	This clause 2 does not release JH and/or the Guarantor from its obligations or any indemnity JH and/or the Guarantor have given under the Lease for that part of the Lease area which is still governed by the Lease after the Surrender Date.

2.5	The parties agree that despite the Surrender, JH will continue to be responsible for the payment of council rates on the whole of the Premises. For clarity, JH will continue to be responsible for the payment of all council rates assessed/levied in relation to whole of Lot 3 on RP199034 (title reference 17103067), the whole of Lot 27 on RP34120 and the whole of Lot 2 on RP34121 (title reference 15944054), including after the Surrender Date.

2.6	The parties acknowledge and agree that Northshore intends to lease the Surrender Area to third parties. Northshore covenants with JH that it will not grant any lease or right of occupancy of or right to erect, install, affix, paint or otherwise display signage or advertising on any part of the Surrender Area to any Competitor of JH without the Consent of JH.

3.	OBLIGATIONS OF JH

3.1	On or before the Surrender Date, JH must:

(a)	cancel all contracts and agreements for the provision of services to the Surrender Area; and

(b)	remove all of the JH’s property from the Surrender Area, including, but not limited to, signs, rubbish, scrap metal, pipes, machinery and plant.

4.	EXECUTION OF FORM 8 SURRENDER

4.1	JH must execute, stamp and deliver to Northshore on or before the Surrender Date a Form 8 Surrender capable of registration in the Department of Environment and Resource Management, in the form of the Form 8 contained in Annexure A of this Deed.

4.2	Northshore must lodge the Form 8 for registration in the Department of Environment and Resource Management, along with the consent of Northshore’s mortgagee.

4.3	Northshore must provide JH with a registration confirmation statement showing the registration of the Surrender after the Surrender has registered.

4.4	The parties acknowledge and agree that the Surrender is subject to Northshore’s mortgagee providing its consent to the Surrender.

5.	VARIATION OF THE LEASE

5.1	From the Surrender Date, the Lease is varied as follows (as contained in the Form 13 Amendment contained in Annexure B):

(a)	Item 1 of the Schedule of Terms is amended as follows:

Lessor means Northoshore No 3 Pty Ltd ACN 154 082 961 as trustee under instrument 714227876 of PO Box 1031, Hamilton QLD 4007

(b)	Item 3 of the Schedule of Terms is amended as follows:

Land means Lot 3 on RP199034

(c)	clause 5.3 is deleted and replaced with:

Deed of partial surrender and variation of lease	3

“The Lessee shall pay to the Lessor for each Lease Year an amount equal to the Lessee’s Proportion of the Outgoings in respect of the Land. The Lessee must also pay the council rates (as defined in paragraph (a) of the definition of “Outgoings” in clause 1.1) in respect of the whole of Lot 2 on RP34120 and the whole of Lot 27 on RP34121 (title reference 15944054). This obligation shall not extend to any fines, penalties or interest on the Outgoings which arise because of the Lessor’s delay in payment or the Lessor’s delay in providing relevant invoices and accounts to the Lessee for payment.”

(d)	all references to “Lessee’s Proportion of Outgoings” in clauses 5.4, 5.5 and 5.6 shall be taken to be a reference to the Lessee’s Proportion of Outgoings in respect of the Land plus the council rates (as defined in paragraph (a) of the definition of Outgoings in clause 1.1 of the Lease) in respect of the whole of Lot 2 on RP34120 and the whole of Lot 27 on RP34121 (title reference 15944054);

(e)	clause 7.6(e)(ii) of the Lease is deleted.

(f)	A new clause 15.1(c) is to be included as follows:

“any Environmental contamination in, on, under or migrating onto or from the Land resulting from the western drain and any works required to remediate it including:

(i)	installing inverted box culvert sections along the western drain within the Land;

(ii)	installing a block retaining wall; and

(iii)	installing sprayed concrete drain batter lining

whether such Environmental contamination occurs before or after the Effective Date.

(g)	A new clause 8.6 is to be included as follows:

“(Sublease) The Lessor acknowledges that the Lessee is entering into subleases with the Lessor as sub-tenant for various parts of the Premises and the Lessor consents to these subleases. The parties agree that Clauses 3.2, 4.1(a)(iii), 4.1(b), 4.4, 4.5, 4.6, 4.7, 5.3, 5.4, 5.5, 5.6, 8.1(b), 8.2, 8.3, 8.4, 8.5, 9.1, 9.2, 9.3, 9.6, 15.1, 15.5(b) and (c), 15.6 and 20 of the Lease do not apply to a sublease that has been entered into between the Lessee (as sub-landlord) and the Lessor (as sub-tenant) for any part of the Premises.”

(h)	Clause 5.1(b) is amended so that it reads as follows:

(Costs) The Lessee shall pay all Costs for all Services supplied to the Premises (but with respect to water, the obligation under this clause 5.1(b) is limited to water usage and consumption charges and trade waste charges).

6.	EXECUTION OF FORM 13 AMENDMENT OF LEASE

6.1	JH must execute and deliver to Northshore on or before the Surrender Date a Form 13 Amendment of Lease capable of registration in the Department of Environment and Resource Management, in the form of the Form 13 contained in Annexure B of this Deed.

6.2	Northshore must lodge it for registration in the Department of Environment and Resource Management, immediately following lodgement of the Form 8 Surrender.

6.3	Northshore must provide JH with a registration confirmation statement showing the registration of the Amendment after it has registered.

6.4	The parties acknowledge and agree that the Amendment is subject to Northshore’s mortgagee providing its consent to the Amendment.

Deed of partial surrender and variation of lease	4

7.	WORKS BY NORTHSHORE

7.1	The parties acknowledge and agree that Northshore intends to lease the Surrender Area to third parties.

7.2	Northshore agrees to install at its cost, a separate water meter (or meters as the case may be) and electricity meter (or meters as the case may be) to the Surrender Area. The parties agree that no occupant of the Surrender Area will be entitled to connect to water or electricity supply through the Premises or the supply of any other service through the Premises charged on a per use basis and capable of being separately metered, unless subject to a separate metering and billing from Northshore or the relevant supplier and that JH will not be responsible for payment of water and electricity consumed in the Surrender Area.

7.3	Northshore agrees to install at its cost a new communications line from the former administration building located on the Land (fronting Randle Road) to JH’s current administration office.

8.	WORKS BY JH

8.1	JH agrees to engage at its cost a qualified air-conditioning contractor to provide a report addressed to Northshore (and upon which Northshore is entitled to rely), confirming that the air-conditioning system servicing JH’s former administration building has been serviced and repaired and taking into account the age of the system and allowing for fair wear and tear, is in good working order. The report must be provided to Northshore within 30 days of the date of this Deed. JH has no liability for or in connection with the future functioning of the air-conditioning system and offers no warranties or guarantees as to its ability to service the former administration building on an ongoing basis.

9.	NOTICES

9.1	All notices given under this document must be in writing and may be delivered in person or by mail or by the medium specified in the address for service stated in Item 1 of the Schedule.

9.2	A party may change its particulars for service by notice in writing to the other parties.

9.3	A notice sent by post will be deemed received three days after posting.

9.4	A notice sent by facsimile transmission will be deemed received on the date stated on the facsimile transmission report produced by the machine sending the facsimile.

9.5	A notice sent by email will be deemed received at the time and on the date that it is sent, unless the sender receives notification that the delivery of the email was unsuccessful, in which case the email will not be deemed to have been received.

9.6	For the purposes of clause 9.5, ‘delivery’ of an email means the time that an email reaches the recipient’s server.

10.	REFERENCES TO AND CALCULATIONS OF TIME

10.1	Where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

10.2	Where something is done or received after 5.00 pm on any day, it will be taken to have been done or received on the following day.

10.3	Where a provision in this agreement requires anything to be done on a Saturday, Sunday or public holiday, that matter or thing may be done or will be taken to have been done on the next succeeding day which is not a Saturday, Sunday or public holiday.

Deed of partial surrender and variation of lease	5

11.	GST

11.1	If GST is or becomes payable on a Taxable Supply made under or in connection with this document, the party providing consideration for that Taxable Supply (recipient) must pay an additional amount equal to the GST payable on the Taxable Supply.

11.2	The additional amount payable under clause 11.1 must be paid at the same time as the consideration for the Taxable Supply or on the date on which the party making the supply delivers a Tax Invoice (whichever is later).

12.	GENERAL

Governing law

12.1	This document will be construed in accordance with the laws in force in Queensland and the parties submit to the jurisdiction of the Courts of Queensland.

Reference to a party

12.2	Any reference to a party in this document includes, and any obligation or benefit under this document will bind or take effect for the benefit of, that party’s executors, trustees, administrators, successors in title and permitted assigns.

Duty and legal fees

12.3	Each party will bear its own legal and other costs and expenses relating to this document. JH must pay any duty.

Entire agreement

12.4	This document represents the entire agreement between the parties and supersedes all prior representations, agreements, statements and understandings between the parties.

Severability

12.5	If any part of this document is invalid or unenforceable, that part will (if possible) be read down to the extent necessary to avoid the invalidity or unenforceability, or alternatively will be deemed deleted; and this document will remain otherwise in full force.

Amendments to be in writing

12.6	No amendment to this document has any force unless it is in writing.

Further assurances

12.7	Each party will sign and complete all further documents and do anything else that may be reasonably necessary to effect, perfect or complete the provisions of this document and the transactions to which it relates.

Joint and several

12.8	An obligation of two or more persons under this document binds them jointly and severally and every expressed or implied agreement or undertaking by which two or more persons derive any benefit in terms of this document will take effect for the benefit of those persons jointly and severally.

Deed of partial surrender and variation of lease	6

Waiver

12.9	The failure of a party to this document to enforce a provision or the granting of any time or indulgence will not be construed as a waiver of the provision nor of a waiver of the right of the party at a later time to enforce the provision.

Counterparts

12.10	This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument. This document, including counterparts of it, may be exchanged physically, or by post, facsimile or email.

No merger

12.11	The rights and obligations of the parties contained in this document will not be extinguished by or upon completion.

Deed of partial surrender and variation of lease	7

SCHEDULE

Item 1:	Address for service of notices

Northshore	Northshore No 3 Pty Ltd (as trustee) PO Box 1031 Hamilton QLD 4007 Email: angusc@northshorecorp.com.au
JH	James Hardie Australia Pty Limited 10 Colquhoun Street, Rosehill NSW 2141 Facsimile: 1800 818 819
Guarantor	James Hardie Industries SE (formerly James Hardie Industries N. V) 2nd Floor Europa House Harcourt Centre Harcourt Street Dublin 2, Ireland Facsimile: +353 1 479 1128

Deed of partial surrender and variation of lease	8

ANNEXURE A

Form 8 Surrender

Deed of partial surrender and variation of lease	9

QUEENSLAND LAND REGISTRY	SURRENDER OF FREEHOLD LEASE	FORM 8 Version 4

Land Title Act 1994, Land Act 1994 and Water Act 2000	~~OR SUBLEASE~~	Duty Imprint	Page 1 of 1

Dealing Number

  OFFICE USE ONLY

Privacy Statement

Collection of this information is authorised by the Land Title Act 1994 the

Land Act 1994 and the Water Act 2000 and is used to maintain the publicly searchable registers in the land registry and the water register. For more information about privacy in NR&W see the department’s website.

1.	Dealing number of instrument being surrendered	Lodger (Name, address, E-mail & phone number)	Lodger
	706009769	Cooper Grace Ward GPO Box 834, Brisbane 4001 katie.miller@cgw.com.au T 3231 2983 Ref: 10107764	Code 131B

2.	Lot on Plan Description	County	Parish	Title Reference

	LOT 27 ON RP34120	STANLEY	TOOMBUL	15944054
	LOT 2 ON RP34121	STANLEY	TOOMBUL	15944054
	~~LOT 3 ON RP199034~~	~~STANLEY~~	~~TOOMBUL~~	~~17103067~~

3.	Lessor

NORTHSHORE NO 3 PTY LTD ACN 154 082 961 AS TRUSTEE UNDER INSTRUMENT 714227876

4.	Lessee

JAMES HARDIE AUSTRALIA PTY LIMITED ACN 084 635 558

5.	Surrender/Execution
a)	Surrender of Freehold Lease/Sublease
~~*Full Surrender The lease/sublease in item 1 is surrendered from / / .~~
*Partial Surrender The lease/sublease in item 1 is surrendered from 18/05/2012.
~~*so far as relates to the land in item 2.~~
*so far as relates to part of the leased area. The area being surrendered is Lot 2 on RP34121 and Lot 27 on
RP34120 (title reference 15994054).
* delete if not applicable

Witnessing officer must be aware of his/her obligations under section 162 of the Land Title Act 1994

James Hardie Australia Pty Limited ACN 084 635 558

Signature
/s/ Shane Dias

	full name	Director

	qualification	/s/ Bruce Potts
24/9/2012
~~Director~~/Company Secretary
Witnessing Officer	Execution Date	Lessee’s Signature
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner, JP, C Dec)

6.	Acceptance
The Lessor accepts this surrender.			Northshore No 3 Pty Ltd ACN 154 082 961 (as trustee)
/s/ Angus Campbell

Director

		7/ 9/2012	/s/ Angel Russo

Director/Company Secretary
		Execution Date	Lessor’s Signature

ANNEXURE B

Form 13 Amendment of Lease

Deed of partial surrender and variation of lease	11

To add more than one lot on plan description and title reference simply hit enter at the end of each text field
QUEENSLAND LAND REGISTRY	AMENDMENT	FORM 13 Version 6

Land Title Act 1994, Land Act 1994 and Water Act 2000	Duty Imprint	Page 1 of 2

Dealing Number

  OFFICE USE ONLY

Privacy Statement

Collection of this information is authorised by the Land Title Act 1994 the

Land Act 1994 and the Water Act 2000 and is used to maintain the publicly searchable registers in the land registry and the water register.

For more information about privacy in DERM see the department’s website.

Mortgagee’s ACL number (if any)

1.	Type/Dealing No of Instrument/Document being amended		Lodger (Name, address, E-mail & phone number)		Lodger
	Type of Instrument/Document Dealing Number	Lease…………………………… 706009769………………………	Cooper Grace Ward GPO Box 834, Brisbane 4001 katie.miller@cgw.com.au T 3231 2983 Ref: 10107764		Code 131B
2.	Lot on Plan Description	County	Parish	Title Reference

	Lot 3 on RP199034	Stanley	Toombul	17103067
3.	~~Grantor/Mortgagor/~~Lessor

Northshore No 3 Pty Ltd ACN 154 082 961 as trustee under instrument 714227876

4.	~~Grantee/Mortgagee/~~Lessee

James Hardie Australia Pty Limited ACN 084 635 558

5.	Amendment of Lease Details (Only to be completed for an amendment of the term and/or option of lease)
Expiry date: / / AND/OR Event:

Option/s#:

# Insert nil if no option or insert option period (eg 3 years or 2 x 3 years etc)
6.	Request/Execution

The parties identified in items 3 and 4 agree that the instrument/document in item 1 is amended in accordance with~~: *item 5; *item 5 and attached schedule; *~~attached schedule.

* delete if not applicable

Witnessing officer must be aware of his/her obligations under section 162 of the Land Title Act 1994

Northshore No 3 Pty Ltd ACN 154 082 961 as trustee

	Signature		/s/ Angel Russo

Director/Company Secretary
full name

	qualification	7/9/2012	/s/ Angus Campbell

Witnessing Officer		Execution Date	Director Lessor’s Signature
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner JP, C Dec)
James Hardie Australia Pty Limited ACN 084 635 558
	Signature		/s/ Bruce Potts

~~Director/~~Company Secretary
full name

	qualification	24/9/2012	/s/ Shane Dias

Witnessing Officer		Execution Date	Director Lessee’s Signature
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner, JP, C Dec)

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 2 of 2

Title Reference 17103067

The Lessor and Lessee agree that registered lease number 7006009769 (as varied by Amendment 706009780 and Amendment 707678948) (Lease) is amended as follows from 1 August 2012:

1.	Item 1 of the Schedule of Terms is deleted and replaced with:

2.	“Lessor Northshore No 3 Pty Ltd ACN 154 082 961 as trustee under instrument 714227876 of PO Box 1031 Hamilton QLD 4007” Item 3 of the Schedule of Terms is deleted and replaced with:

“Land means Lot 3 on RP199034”

3.	Clause 5.3 is deleted and replaced with:

“The Lessee shall pay to the Lessor for each Lease Year an amount equal to the Lessee’s Proportion of the Outgoings in respect of the Land. The Lessee must also pay the council rates (as defined in paragraph (a) of the definition of Outgoings” in clause 1.1) in respect of the whole of Lot 2 on RP34120 and the whole of Lot 27 on RP34121 (title reference 15944054). This obligation shall not extend to any fines, penalties or interest on the Outgoings which arise because of the Lessor’s delay in payment or the Lessor’s delay in providing relevant invoices and accounts to the Lessee for payment.”

4.	All references to “Lessee’s Proportion of Outgoings” in clauses 5.4, 5.5 and 5.6 of the Lease shall be taken to be a reference to the Lessee’s Proportion of Outgoings in respect of the Land plus the council rates (as defined in paragraph (a) of the definition of Outgoings in clause 1.1 of the Lease) in respect of the whole of Lot 2 on RP34120 and the whole of Lot 27 on RP34121 (title reference 15944054).

5.	Clause 7.6(e)(ii) is deleted.

6.	A new clause 15.1(c) is to be included as follows:

“any Environmental contamination in, on, under or migrating onto or from the Land resulting from the western drain and any works required to remediate it including:

(i) installing inverted box culvert sections along the western drain within the Land;

(ii) installing a block retaining wall; and

(iii) installing sprayed concrete drain batter lining

whether such Environmental contamination occurs before or after the Effective Date.”

7.	A new clause 8.6 is to be included as follows:

“(Sublease) The Lessor acknowledges that the Lessee is entering into subleases with the Lessor as sub-tenant for various parts of the Premises and the Lessor consents to these subleases. The parties agree that Clauses 3.2, 4.1(a)(iii), 4.1(b), 4.4, 4.5, 4.6, 4.7, 5.3, 5.4, 5.5, 5.6, 8.1(b), 8.2, 8.3, 8.4, 8.5, 9.1, 9.2, 9.3, 9.6, 15.1, 15.5(b) and (c), 15.6 and 20 of the Lease do not apply to a sublease that has been entered into between the Lessee (as sub-landlord) and the Lessor (as sub-tenant) for any part of the Premises.”

8.	Clause 5.1(b) is amended so that it reads as follows:

“(Costs) The Lessee shall pay all Costs for all Services supplied to the Premises (but with respect to water, the obligation under this clause 5.1(b) is limited to water usage and consumption charges and trade waste charges).”

SIGNED AS DEED on the date the last party signed this document

SIGNED SEALED AND DELIVERED by

NORTHSHORE NO 3 PTY LTD ACN 154 082 961

(AS TRUSTEE UNDER INSTRUMENT 714227876)

in accordance with section 127(1) of the

Corporations Act 2001 (Cth) by a director and a

director/secretary or by a sole director (if applicable):

) ) ) ) )

/s/ Angus Campbell ………………………………………..
/s/ Angel Russo ………………………………………..		Director/Secretary
Director		ANGUS CAMPBELL ………………………………………..
ANGEL RUSSO ………………………………………..		Name
Name		7 September 2012 ………………………………………..
7 September 2012 ………………………………………..		Date
Date

SIGNED SEALED AND DELIVERED by JAMES

HARDIE AUSTRALIA PTY LIMITED ACN 084 635 558

in accordance with section 127(1) of the

Corporations Act 2001 (Cth) by a director and a

director/secretary or by a sole director (if applicable):

) ) ) ) )

/s/ Shane Dias ………………………………………..		/s/ Bruce Potts ………………………………………..
Director		Director/Secretary

SHANE DIAS ………………………………………..		BRUCE POTTS ………………………………………..
Name		Name

24 September 2012 ………………………………………..		24 September 2012 ………………………………………..
Date		Date

GIVEN UNDER THE COMMON SEAL OF JAMES HARDIE INDUSTRIES SE ARBN 097 829 895 and delivered:	) ) )
) )
/s/ David Dilger ………………………………………..		/s/ Marcin Firek ………………………………………..
Director		Director/Company Secretary

DAVID DILGER ………………………………………..		MARCIN FIREK ………………………………………..
Name		Name

23 September 2012 ………………………………………..		23 September 2012 ………………………………………..
Date		Date

Deed of partial surrender and variation of lease	14